UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 23, 2010

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

On August 23, 2010, Ambassadors International, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Common Stock, par value $0.01 per share (the “Common Stock”), at an exchange ratio of 1-for-8, effective at 11:59 p.m. ET on August 23, 2010.  As previously announced by the Company, the Reverse Stock Split and the Certificate of Amendment were approved by the Company’s stockholders at the 2010 Annual Meeting held on July 30, 2010.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Stock Split, each eight shares of the Company’s Common Stock owned by a stockholder were automatically combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the next largest whole share.  The Reverse Stock Split applies to all shares of the Company’s Common Stock issued and outstanding, all treasury shares, and all unawarded or unvested shares under the Company’s equity incentive plans.  Additionally, the Reverse Stock Split resulted in an automatic adjustment of the conversion price for the Company’s outstanding Convertible Notes.  As a result of the Reverse Stock Split, the total number of shares of Common Stock outstanding was reduced to approximately 3.3 million shares.  Concurrently with the Reverse Stock Split, pursuant to the Certificate of Amendment, the number of authorized shares of Common Stock was reduced to 5 million shares.

Trading of the Company’s Common Stock on the Nasdaq Global Market (“Nasdaq”) will continue, on a Reverse Stock Split-adjusted basis, when trading begins on August 24, 2010.  To reflect the Reverse Stock Split, Nasdaq will append the fifth character “D” to the Company’s ticker symbol for 20 business days, beginning August 24, 2010.  During that time, the Company’s Common Stock will continue to be listed on Nasdaq and trade under the symbol “AMIED.”  The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 023178 205.

Stockholders holding Common Stock certificates will receive a letter of transmittal from the Company’s transfer agent, BNY Mellon Shareowner Services, or from their broker with specific instructions regarding the exchange of stock certificates.

The primary objective of the Reverse Stock Split is to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq Stock Market.  Additional details related to the Reverse Stock Split may be obtained from the Company's Proxy Statement dated June 30, 2010, a copy of which is available on-line on the Company’s website under “SEC Filings.”

Item 8.01                      Other Events

The information provided in Item 5.03 of this Current Report is incorporated in this Item 8.01 by reference in its entirety.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2010

AMBASSADORS INTERNATIONAL, INC.
By: /s/ Hans Birkholz
Name: Hans Birkholz
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                Description of Exhibit

3.1	Certificate of Amendment to Certificate of Incorporation